UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

October 30, 2013
Date of  Report
(Date of earliest event reported)

TOFUTTI BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Jackson Drive Cranford, New Jersey 07016
(Address of principal executive offices and zip code)

(908)272-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On October 30, 2013, the Board of Directors of the Registrant elected Mr. Joseph N. Himy to serve as a member of the Board of Directors until the Registrant’s next annual meeting of shareholders and was appointed to the Audit Committee of the Registrant.

Mr. Himy has been Managing Director of The CFO Squad, a financial and business advisory firm providing outsourced CFO advisory and regulatory consulting services primarily for public companies, since August 2011.  From May 2008 until August 2011, Mr. Himy was Chief Financial Officer of Vyteris, Inc., manufacturer of the first active transdermal patch approved by the U.S. Food and Drug Administration for the pain associated with blood draws, intravenous cannulations and laser ablation of superficial skin lesions.  Prior to May 2008 and from October 2004, Mr. Himy held various other positions at Vyteris, including Corporate Controller and VP of Finance.

Mr. Himy received a B.S. in Accounting from Brooklyn College of the City University of New York and is a certified public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2013	TOFUTTI BRANDS INC.
(Registrant)

By: /s/Steven Kass
Steven Kass
Chief Financial Officer